Exhibit 10.26

NINTH AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

THIS NINTH AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET (this “Amendment”) is made this 27th day of December, 2012, by PCCP DJ ORTHO, LLC, a Delaware limited liability company (“Lessor”), and AUTOGENOMICS, INC., a Delaware corporation (“Lessee”).

Recitals

A. Lessor and Lessee entered into that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated February 12, 2009 (the “Original Lease”), by the terms of which Lessee leases from Lessor, and Lessor leases to Lessee, certain premises containing approximately 126,715 square feet of rentable area (the “Premises”) within the office building located at 2980 Scott Street, Vista, California (the “Building”), all as more particularly described in the Lease.

B. Since the signing of the Original Lease, Lessor and Lessee have entered into that certain First Amendment to Standard Industrial/Commercial Single-Tenant Lease – Net dated August 6, 2009 (the “First Amendment”), that certain Second Amendment to Standard Industrial/Commercial Single-Tenant Lease – Net dated August 13, 2010 (the “Second Amendment”), that certain Third Amendment to Standard Industrial/Commercial Single-Tenant Lease – Net dated March 24, 2011 (the “Third Amendment”), that certain Third Amendment to Standard Industrial/Commercial Single-Tenant Lease – Net dated March 24, 2011 (the “Fourth Amendment”), that certain Fifth Amendment to Standard Industrial/Commercial Single-Tenant Lease – Net dated March 24, 2011 (the “Fifth Amendment”), that certain Sixth Amendment to Standard Industrial/Commercial Single-Tenant Lease-Net dated December 1, 2011 (the “Sixth Amendment”), that certain Seventh Amendment to Standard Industrial/Commercial Single-Tenant Lease-Net dated March 30, 2012 (the “Seventh Amendment”) and that certain Eighth Amendment to Standard Industrial/Commercial single-Tenant Lease-Net dated July 1, 2012 (the “Eighth Amendment”). The Original lease, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment is sometimes referred to herein as the “Lease”.

C. Lessee has failed to comply with its obligations under the Lease, including its failure to pay the full Outstanding Amount (as defined in the Eighth Amendment) (and all other sums, if any, owing under the Lease) on or before November 1, 2012. In order to allow Lessee to remain in possession of the Premises, Lessor and Lessee opted to enter into this Amendment pursuant to which, among other things, Lessor will agree to forbear from exercising its rights to terminate Lessee’s right to possess the Premises. All capitalized terms used in this Amendment which are not defined herein shall have the meanings given to them in the Lease, unless the context otherwise requires.

Agreements

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. Forbearance of Lessor. Lessee has paid the $134,318 base rental payment which was due on November 1, 2012; however, in addition to the base rental payment due on November 1, 2012, Lessee was obligated to pay $1,131,760.89 (representing the unpaid Outstanding Amount, together with accrued interest) (the “Missed Payment”). Lessee hereby expressly recognizes that the failure to timely pay the Missed Payment represents a default by Lessee under the Lease, pursuant to which Lessor is entitled to exercise various remedies, including, without limitation, termination of the Lease. Notwithstanding said default, Lessor hereby agrees to forbear from exercising remedies and terminating Lessee’s right to possession of the Premises, as set forth in this Amendment, and only if all obligations of Lessee are met as specifically detailed hereunder.

2. Missed Payment and Stock Issuance. Lessee shall pay the Missed Payment, together with interest accruing thereon in accordance with the Lease (treating the Missed Payment as a missed rental payment), on or before February 4, 2013. Failure to make such payment on or before that date shall constitute an immediate event of default by Lessee without notice, grace or cure period. In exchange for the agreement of Lessor to forbear from exercising remedies as provided in Section 1, and on the terms and conditions set forth herein, Lessee shall, concurrently with the execution of this Amendment, issue to Lessor 90,000 shares of its common stock pursuant to an Issuance Letter in the form of Exhibit A.

3. Resolution of Lessor’s Defaults. As additional consideration for Lessor entering into this Amendment, Lessee and its affiliates hereby waive any prior default (if any) by Lessor under the Lease. Lessee hereby represents and warrants to Lessor that, to its knowledge, after giving effect to this Amendment, Lessor is not in default in the performance of any of its obligations under the Lease, that Lessee possesses no defense under the Lease to the fulfillment of Lessee’s obligations thereunder, and further that each and all construction obligations of Lessor under the Lease have been completed and accepted by Lessee.

4. Ratification of Lease. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment and this Amendment shall, by this reference, constitute a part of the Lease.

5. Agreement Binding on Successors. It is agreed that this Amendment, including the rights, benefits, duties and obligations set forth herein, shall be binding upon all successors in interest and assigns of the parties hereto.

6. Miscellaneous. This Amendment set forth the fully integrated agreement of Lessor and Lessee with respect to its subject matter and its meaning shall not be varied by any oral statements. Facsimile, pdf and tif signatures to this Amendment shall be valid as if manually signed. This Amendment may be executed in counterparts, any one of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument. Time is of the essence with respect to the performance of the obligations by the parties hereto and all other terms set forth herein.

IN WITNESS WHEREOF, Lessor and Lessee have respectively affixed their hands and seals to this Amendment as of the day and year first above written.

LESSOR:

PCCP DJ ORTHO, LLC,
a Delaware limited liability company

By: PRES-OAKRIDGE BUSINESS PARK L.P., a
California limited partnership
its Co-Managing Member

By: PRES-VISTA LLC,
a California limited liability company
its General Partner

By:	/s/ John W. Fitzgibbon
Name: John W. Fitzgibbon
Title: Co-Managing Member

LESSEE:

AUTOGENOMICS, INC.,
a Delaware corporation

By:	/s/ Thomas V. Hennessey, Jr.

Name:	Thomas V. Hennessey, Jr.

Title:	COO/CFO

EXHIBIT A

ISSUANCE LETTER

[See Attached]

Issuance Letter

This Issuance Letter, dated as of December 27, 2012 (this “Agreement”), is entered into by and between PCCP DJ ORTHO, LLC, a Delaware limited liability company (“Lessor”), and AUTOGENOMICS, INC., a Delaware corporation (“Lessee”).

A. WHEREAS, Lessor and Lessee are each a party to that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated February 12, 2009, as amended through and including the date hereof (the “Lease”), whereby Lessee leases from Lessor an office building located at 2980 Scott Street, Vista, California (the “Premises”);

B. WHEREAS, Lessee failed to comply with its obligations under that certain Eighth Amendment to the Lease, by failing to pay $1,149,810.78 that Lessee owed to Lessor on or prior to November 1, 2012 (referred to herein, including any accrued interest, as the “Outstanding Amount”);

C. WHEREAS, Lessee and Lessor have entered into, substantially concurrently herewith, that certain Ninth Amendment to the Lease (the “Amendment”), whereby Lessor has agreed to forbear exercising any of its remedies under the Lease, including the right to terminate Lessee’s right to possession of the Premises, resulting from the failure to pay the Outstanding Amount (the “Remedies”), in exchange for 90,000 shares of the common stock of Lessee (the “Shares”); and

D. WHEREAS, Lessee will issue the Shares to Lessor without registration pursuant to Rule 504 of Regulation D promulgated by the U.S. Securities and Exchange Commission pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”) and pursuant to Section 25102(f) of the Corporate Securities Law of 1968, as amended, of the State of California.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and in the Lease, as amended, Lessor and Lessee hereby agree as follows:

ARTICLE I

SALE AND PURCHASE

SECTION 1.1 Issuance of the Shares. Lessee hereby issues the Shares to Lessor in exchange for the consideration set forth in the Amendment.

SECTION 1.2 Deliverables. Concurrently with the execution of this Agreement by Lessor, Lessor is delivering to the Company a Lock-Up Agreement duly executed by Lessor and a FINRA Questionnaire duly completed and executed by Lessor. Promptly following the execution of this Agreement, Lessee shall deliver to Lessor a stock certificate evidencing the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LESSEE

Lessee hereby represents and warrants to Lessor that each of the following statements is true and correct in all respects as of the date hereof:

SECTION 2.1 Organization and Qualification. Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to perform its obligations hereunder.

SECTION 2.2 No Conflict. The execution and delivery of this Agreement and the performance by Lessee of its obligations hereunder do not and will not conflict with or violate any (i) law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Lessee, (ii) decision or ruling of any arbitrator in any arbitration proceeding to which Lessee is a party, or by which Lessee is bound or affected or (iii) contract, agreement or other instrument by which Lessee is bound or to which Lessee is a party.

SECTION 2.3 Authority. Lessee has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Lessee and the consummation by Lessee of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Lessee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

SECTION 2.4 Binding Agreement. This Agreement has been duly and validly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

SECTION 2.5 The Shares. The Shares, upon issuance, will be validly issued, fully paid and non-assessable.

SECTION 2.6 No Litigation or Claims. There is no pending or threatened action, suit, claim or proceeding of any kind that could adversely affect Lessee’s ability to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LESSOR

Lessor hereby represents and warrants to Lessee that each of the following statements is true and correct in all respects as of the date hereof:

SECTION 3.1 Organization and Qualification. Lessor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to perform its obligations hereunder.

SECTION 3.2 No Conflict. The execution and delivery of this Agreement and the performance by Lessor of its obligations hereunder do not and will not conflict with or violate any (i) law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Lessor, (ii) decision or ruling of any arbitrator in any arbitration proceeding to which Lessor is a party, or by which Lessor is bound or affected or (iii) contract, agreement or other instrument by which Lessor is bound or to which it is a party.

SECTION 3.3 Authority. Lessor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Lessor and the consummation by Lessor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Lessor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

SECTION 3.4 Binding Agreement. This Agreement has been duly and validly executed and delivered by Lessor and constitutes a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

SECTION 3.5 Investment Status. Lessor is an “accredited investor” as such term is defined in Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect. Lessor is acquiring the Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Lessor acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

ARTICLE IV

GENERAL PROVISIONS

SECTION 4.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement.

SECTION 4.2 Waiver. Any party hereto may, by a writing signed by the party or parties to be bound thereby: (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (b) waive compliance with any of the agreements or conditions contained herein. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

SECTION 4.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 4.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 4.5 Assignment. Neither party may assign any of such party’s rights or obligations under this Agreement without the prior written consent of the other party.

SECTION 4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to choice of law principles thereof).

SECTION 4.7 Headings; Construction. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 4.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first written above.

Lessee:

AUTOGENOMICS, INC.

By:	/s/ Thomas V. Hennessey, Jr.
Name:	Thomas V. Hennessey, Jr.
Title:	COO/CFO

Lessor:

PCCP DJ ORTHO, LLC,

By: PRES-OAKRIDGE BUSINESS PARK L.P., a
California limited partnership
its Co-Managing Member

By: PRES-VISTA LLC, a
California limited liability company
its General Partner

By:	/s/ John W. Fitzgibbon
Name:	John W. Fitzgibbon
Title:	Co-Managing Member

By:	/s/ Thomas V. Hennessey, Jr.
Name:	Thomas V. Hennessey, Jr.
Title:	COO/CFO